UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2023

INTERPACE BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

delaware	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2023, the Board of Directors of Interpace Biosciences, Inc. (the “Company”) appointed Christopher McCarthy, age 31, who has served as the Company’s Vice President of Finance and Enterprise Systems since August 2022, as Principal Financial Officer.

Prior to serving as the Company’s Vice President of Finance and Enterprise Systems, Mr. McCarthy served as the Company’s Senior Director of Operations Finance from August 2020 to August 2022 and the Company’s Senior Financial Analyst from June 2019 to August 2020. Prior to joining the Company, Mr. McCarthy served as a Senior Financial Systems Analyst at Simon & Schuster, Inc. from January 2016 to June 2019.

Except as described herein, Mr. McCarthy has served in no other Company positions and there is no arrangement or understanding between Mr. McCarthy and any other person pursuant to which he was selected to serve as Principal Financial Officer. Mr. McCarthy has no family relationship with any director or executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related party transactions as of the date hereof between Mr. McCarthy and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Biosciences, Inc.

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	President and Chief Executive Officer

Date: April 24, 2023